UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

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[ ]	Soliciting Material Pursuant to § 240.14a-12

INTERPACE DIAGNOSTICS GROUP, INC.

(Name of Registrant as Specified in Its Charter)

Not applicable

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May 1, 2018

Dear Stockholder:

It is my pleasure to invite you to attend Interpace Diagnostics Group, Inc.’s (“Interpace”) Annual Meeting of Stockholders to be held on June 12, 2018, at 10:00 a.m., Eastern Time (the “Annual Meeting”). The Annual Meeting will be held at the offices of our legal counsel, Pepper Hamilton LLP, located at The New York Times Building, 37th Floor, 620 Eighth Avenue, New York, New York 10018. During our Annual Meeting, we will discuss each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement and I will present an update on our business operations. There also will be time for questions.

The following Notice of Annual Meeting of Stockholders, Proxy Statement and WHITE proxy card include information about the matters to be acted upon by stockholders at the Annual Meeting. We hope that you will exercise your right to vote, either by attending the Annual Meeting and voting in person or by voting through other acceptable means as promptly as possible. You may vote in person at the Annual Meeting, through the Internet or by telephone, as described in the instructions you receive, or by mailing your completed proxy card (or voting instruction form, if you hold your shares through a broker). Whether or not you plan to attend the Annual Meeting in person, it is important that your shares are represented.

We are delighted to have you as a stockholder of Interpace and thank you for your ongoing support.

Sincerely,

Jack E. Stover
President and Chief Executive Officer

Morris Corporate Center 1, Building C, 300 Interpace Parkway, Parsippany, New Jersey 07054

Phone: 412.224.6100 · Toll Free: 844.405.9655 · http://www.interpacediagnostics.com

NOTICE OF THE 2018 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 12, 2018

To the Stockholders of Interpace Diagnostics Group, Inc.:

The 2018 Annual Meeting of Shareholders (the “Annual Meeting”) of Interpace Diagnostics Group, Inc. (“Interpace” or the “Company”) will be held at the offices of the Company’s legal counsel, Pepper Hamilton LLP, located at The New York Times Building, 37th Floor, 620 Eighth Avenue, New York, New York 10018 on June 12, 2018 at 10:00 a.m., Eastern Time. At the Annual Meeting, stockholders will act on the following matters:

1.	Election of one Class II director nominee named in the Proxy Statement, who will serve for a term of three years;

2.	Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 26, 2018 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of these stockholders will be available during the Annual Meeting and at the Company’s corporate headquarters located at Morris Corporate Center 1, Building C, 300 Interpace Parkway, Parsippany, NJ 07054 for at least ten days prior to the Annual Meeting. If you would like to inspect the list, please call Jim Early, the Company’s Chief Financial Officer, at (412) 224-6665 to arrange a visit to our offices for the inspection. All stockholders are cordially invited to attend the Annual Meeting. This Notice, the Proxy Statement and the form of proxy are first being mailed to stockholders on or about May 1, 2018.

Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the Annual Meeting, we hope you will take the time to vote your shares.

By order of the Board of Directors,

/s/ Jack E. Stover
Jack E. Stover Chief Executive Officer

Dated: May 1, 2018

Important Notice Regarding the Availability of Proxy
Materials for the Annual Meeting of Stockholders to be Held
on June 12, 2018

The Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders and
Annual Report on Form 10-K are available on the Internet at
http://www.astproxyportal.com/ast/21231

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PROXY STATEMENT

General Information About the Annual Meeting and Voting

Why are you receiving these proxy materials?

Interpace Diagnostics Group, Inc., a Delaware corporation (the “Company”, “Interpace”, “we”, or “us”) has delivered printed versions of these materials to you by mail or made them available electronically in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) for use at our Annual Meeting. This Proxy Statement describes the matters on which you, as a stockholder, are entitled to vote. It also gives you information on these matters so that you can make an informed decision.

When will the Proxy Statement and the form of proxy be first mailed to stockholders?

The Proxy Statement and the form of proxy are first being mailed to stockholders on or about May 1, 2018.

What items will be voted on at the Annual Meeting?

Stockholders will vote on the following proposals at the Annual Meeting, if each is properly presented at the meeting:

1.	Election of the one Class II director nominee named in this Proxy Statement;

2.	Ratification of the appointment of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for its 2018 fiscal year;

In addition, management will respond to questions from stockholders.

What are the Board’s voting recommendations?

The Board’s recommendation is set forth together with the description of each Item in this Proxy Statement. In summary, the Board recommends a vote FOR Proposal Nos. 1 and 2.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on the record date, April 26, 2018, may vote at the Annual Meeting. There were 27,869,275 shares of our common stock outstanding on April 16, 2018. During the 10 days before the Annual Meeting, you may inspect a list of stockholders eligible to vote at our corporate headquarters located at Morris Corporate Center 1, Building C, 300 Interpace Parkway, Parsippany, NJ 07054. If you would like to inspect the list, please call Jim Early, the Company’s Chief Financial Officer, at (412) 224-6665 to arrange a visit to our offices for the inspection. All stockholders are cordially invited to attend the Annual Meeting.

What are the voting rights of the holders of our common stock?

Each outstanding share of our common stock will be entitled to one vote on each matter considered at the Annual Meeting.

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What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Record Owners

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are the stockholder of record with respect to those shares, and the Proxy Statement and the form of proxy have been sent directly to you.

Beneficial Owners

Many stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” The Proxy Statement and the form of voting instruction card has been forwarded to you by your broker, trustee or other nominee who is considered, with respect to those shares, the stockholder of record.

How can you vote?

Record Owners

If you are a record holder, meaning your shares are registered in your name and not in the name of a broker, trustee or other nominee, you may vote or submit a proxy:

1. Over the Internet – If you have Internet access, you may authorize the voting of your shares by accessing www.voteproxy.com and following the instructions set forth on the enclosed WHITE proxy card. You must specify how you want your shares voted or your vote will not be completed and you will receive an error message. Your shares will be voted according to your instructions.

2. By Telephone – You may call toll-free 1-800-PROXIES (1-800-776-9437) in the United States, or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. You must have your WHITE proxy card available when you call and use the Company Number and Account Number that are shown on your WHITE proxy card. Your shares will be voted according to your instructions.

3. By Mail – Complete and sign the enclosed WHITE proxy card and mail it in the enclosed postage prepaid envelope. Your shares will be voted according to your instructions. If you sign your WHITE proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board. Unsigned proxy cards will not be voted.

4. In Person at the Meeting – If you attend the Annual Meeting, you may deliver a completed and signed WHITE proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting.

Beneficial Owners

As the beneficial owner, you have the right to direct your broker, trustee or other nominee on how to vote your shares. For directions on how to vote shares beneficially held in street name, please refer to the voting instruction card provided by your broker, trustee or other nominee. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy issued in your name from the broker, trustee or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

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Beneficial Owners and Broker Non-Votes

Brokers, trustees, or other nominees who hold shares in street name for customers have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners. Brokers, trustees, or other nominees will have this discretionary authority with respect to “routine” matters such as the ratification of the appointment of our independent registered public accounting firm, BDO, which is the only matter scheduled for this annual meeting for which such nominees have voting authority. However, brokers, trustees, or other nominees will not have this discretionary authority with respect to non-routine matters. The election of a director (Proposal No. 1) is a “non-routine” matter for which discretionary voting power does not exist under applicable rules. A broker, trustee or other nominee cannot vote without instructions on non-routine matters, and therefore, broker non-votes may exist in connection with Proposal No. 1. Thus, if you hold your shares beneficially in street name and you do not instruct your broker, trustee or other nominee how to vote with respect to Proposal No. 1 no votes will be cast on your behalf.

How can you attend the Annual Meeting?

The Annual Meeting will be held on June 12, 2018, beginning at 10:00 a.m., Eastern Time, at the offices of the Company’s legal counsel, Pepper Hamilton LLP, located at The New York Times Building, 37th Floor, 620 Eighth Avenue, New York, New York 10018. Information on how to vote in person at the Annual Meeting is discussed above under the caption “How can you vote?” Each stockholder who wishes to attend the Annual Meeting will be required to present valid government-issued photo identification to be admitted to the Annual Meeting.

Can you change your vote or revoke your proxy?

If you have signed and returned the enclosed WHITE proxy card, you may revoke it at any time before it is voted by: (i) submitting to us a properly executed proxy bearing a later date; (ii) submitting to us a written revocation of the proxy; or (iii) voting in person at the Annual Meeting.

If you are the beneficial owner of shares held in street name, you must submit new voting instructions to your broker, trustee, or other nominee in accordance with the instructions you have received from them.

The last proxy or vote that we receive from you will be the vote that is counted.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using any of the methods discussed above, you will be appointing as your proxies Jack E. Stover, our President and Chief Executive Officer and a member of the Board, and Jim Early, our Chief Financial Officer, Secretary and Treasurer. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please use the means available to you to vote by proxy so that your shares of common stock may be voted.

How will your proxy vote your shares?

The persons acting as proxies pursuant to the enclosed WHITE proxy card will vote the shares represented as directed in the signed WHITE proxy card. Unless otherwise directed in the WHITE proxy card, the proxy holders will vote the shares represented by the WHITE proxy card: (i) FOR the election of the one Class II director nominee named in this Proxy Statement (Proposal No. 1); (ii) FOR ratification of the appointment of BDO USA, LLP (“BDO”) as the independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2018 (Proposal No. 2); and (iii) FOR in the proxy holders’ discretion, on any other business that may come properly before the Annual Meeting and any adjournment or postponement thereof.

What constitutes a quorum?

A quorum will be present at the Annual Meeting if holders of a majority of the shares of common stock outstanding on the record date are represented at the Annual Meeting in person or by proxy. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Broker non-votes and abstentions will be counted as present for the purpose of establishing a quorum. If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a date when a quorum is present. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the Annual Meeting.

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What vote is required to approve each matter and how are votes counted?

Proposal No. 1: Election of One Class II Director. The election of a director requires a plurality of the votes of the shares cast in person or represented by proxy at the Annual Meeting. Accordingly, the directorship to be filled at the Annual Meeting will be filled by the nominee receiving the highest number of votes cast “FOR” such nominee. In the election of a director, votes may be cast in favor of or withheld with respect to the nominee; votes that are withheld and broker non-votes will be excluded entirely from the vote and will therefore have no effect on the outcome of the vote.

Proposal No. 2: Ratification of Appointment of BDO as our Independent Registered Public Accounting Firm to audit our financial statements for the fiscal year ending December 31, 2018. A majority of the votes of the shares present in person or represented by proxy at the Annual Meeting is required to approve this proposal. Abstentions and broker non-votes will have no effect on determining whether the affirmative vote constitutes a majority of the votes of the shares present in person or represented by proxy at the Annual Meeting.

Who counts the votes?

We have engaged American Stock Transfer & Trust Company, LLC (“AST”) as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the Internet (either prior to or during the meeting) or by telephone, AST will access and tabulate your vote electronically, and if you choose to sign and mail your proxy card, your executed proxy card is returned directly to AST for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in street name, as applicable) returns one proxy card to AST on behalf of all its clients.

How does the Board recommend that you vote?

As to the proposals to be voted on at the Annual Meeting, the Board unanimously recommends that you vote:

●	FOR Proposal No. 1, for the election of the Board’s nominee for Class II Director;

●	FOR Proposal No. 2, for the ratification of appointment of our independent registered public accounting firm.

Why are you being asked to ratify the appointment of BDO as our independent registered public accounting firm?

Although stockholder approval of the Audit Committee’s selection of BDO as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Audit Committee has agreed to reconsider its selection of BDO, but will not be required to take any action.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters that may come before the Annual Meeting other than the aforementioned matters. If any other matters are properly presented to the Annual Meeting, the persons named as proxies in the accompanying WHITE proxy card intend to vote or otherwise act in accordance with their judgment on the matter.

Where can you find the voting results?

Voting results will be reported in a current report on Form 8-K, which we will file with the SEC within four business days following the Annual Meeting.

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Who is soliciting proxies, how are they being solicited, and who pays the cost?

The solicitation of proxies is being made on behalf of our Board and we will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain of our directors, officers or employees who will not receive additional compensation for those services, telephonically, electronically or by other means of communication. We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

Who is our independent registered public accounting firm, and will they be represented at the Annual Meeting?

BDO served as our independent registered public accounting firm for the fiscal year ended December 31, 2017 and audited our financial statements for such year. We expect that one or more representatives of BDO will be available at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions after the Annual Meeting.

What is “householding” and where can you obtain additional copies of the proxy materials?

For information about householding and how to request additional copies of proxy materials, please see the section captioned “Additional Information – Householding”.

Who can you contact if you have other questions about the Annual Meeting or voting?

You may contact the Company by writing to Interpace Diagnostics Group, Inc., Morris Corporate Center 1, Building C, 300 Interpace Parkway, Parsippany, NJ 07054, or by calling (855) 776-6419.

What should I do if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares are likely registered in more than one name or brokerage account. Please follow the voting instructions on each proxy or voting instruction card that you receive to ensure that all of your shares are voted.

PROPOSAL NO. 1 –
ELECTION OF DIRECTOR

The Board currently consists of four members and is divided into three classes, with one director in Class I, one director in Class II and two directors in Class III. Directors serve for three-year terms with one class of directors being elected by the Company’s stockholders at each annual meeting.

NAME	AGE	CLASS(1)	PRINCIPAL OCCUPATION OR EMPLOYMENT
Stephen J. Sullivan	71	I	Founder of CRO Advisors LLC
Felice Schnoll-Sussman, M.D.	49	II	Associate Professor of Clinical Medicine at Weill Medical College of Cornell University
Joseph Keegan, Ph.D.	65	III	Chairman of the Board for Labcyte Corporation
Jack E. Stover	65	III	President and Chief Executive Officer of Interpace Diagnostics Group, Inc.

(1) The term of the Class I director expires in 2019; the term of the Class II director expires in 2018; and the term of the Class III directors expires in 2020.

At the Annual Meeting, one Class II director will be elected to serve until the annual meeting of stockholders in 2021 and until such director’s successor is elected and qualified. Felice Schnoll-Sussman, M.D. is the Board’s nominee for election as a Class II director. The nominee has been approved, recommended and nominated for election to the Board by the Nominating and Corporate Governance Committee (the “Nominating Committee”) and by the Board. The accompanying proxy will be voted for the election of Felice Schnoll-Sussman, M.D., unless the proxy contains instructions otherwise. Management has no reason to believe that Felice Schnoll-Sussman, M.D will not stand for election or will be unable to serve. However, in the event that Felice Schnoll-Sussman, M.D should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board.

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Proposal No. 1, the election of a director, requires a plurality of the votes of the shares cast in person or represented by proxy at the Annual Meeting. Accordingly, the directorship to be filled at the Annual Meeting will be filled by the nominee receiving the highest number of votes cast “FOR” such nominee. In the election of a director, votes may be cast in favor of or withheld with respect to the nominee; votes that are withheld and broker non-votes will be excluded entirely from the vote and will therefore have no effect on the outcome of the vote.

The Board Recommends a Vote FOR the Election of Felice Schnoll-Sussman, M.D and Proxies that are Returned will be so Voted Unless Otherwise Instructed.

Nominee for Election as Class II Director, Term Expiring 2021

Dr. Felice Schnoll-Sussman was appointed as a member of the Board and as a member of the Audit Committee, Compensation and Management Development Committee (the “Compensation Committee”), and Nominating Committee of the Board on September 13, 2017. Dr. Schnoll-Sussman is Associate Professor of Clinical Medicine at Weill Medical College of Cornell University and is Associate Attending Physician in Gastroenterology at New York Presbyterian Hospital. She has been an Attending Physician at Weill Cornell Medical College of Cornell University since July 2001. Dr. Schnoll-Sussman has been the Director of the Jay Monahan Center for Gastrointestinal Health at Weill Cornell Medical College since July 2014 and has overall responsibility for all administrative, operational and financial aspects of the Center. Dr. Schnoll-Sussman has her medical degree from the Mount Sinai School of Medicine and has also completed Executive Leadership Training at the Wharton School of Business.

Dr. Schnoll-Sussman is a well-known expert on various esophageal, pancreatic and intestinal disorders, including Barrett’s Esophagus, and such specific qualifications led the Board to conclude that Dr. Schnoll-Sussman should serve as a director of the Company.

Incumbent Class I Director, Term Expiring 2019

Stephen J. Sullivan was appointed Chairman of the Board effective June 21, 2016. Mr. Sullivan served as Interim Chairman of the Board from January 1, 2016 to June 20, 2016. Mr. Sullivan joined us as a director in September 2004 and has served as Chairman of various committees of the Board. Mr. Sullivan currently serves as Chairman of the Company’s Compensation and Management Development Committee. In early 2010, Mr. Sullivan founded CRO Advisors LLC, a specialty consulting firm he continues to head. Previously, Mr. Sullivan was the president and chief executive officer and a member of the board of directors of Harlan Laboratories, Inc. (“Harlan”), a privately held global provider of preclinical research tools and services, from February 2006 through January 2010, when he retired from that position. Prior to joining Harlan in 2006, Mr. Sullivan was a senior vice president of Covance, Inc. (“Covance”) and the president of Covance Central Laboratories, Inc., a major division of Covance. Prior to joining Covance, Mr. Sullivan was chairman and chief executive officer of Xenometrix, Inc. (“Xenometrix”), a biotechnology company with proprietary gene expression technology. He assisted with the merger of Xenometrix with Discovery Partners International. Prior to Xenometrix, Mr. Sullivan was vice president and general manager of a global diagnostic sector of Abbott Laboratories. From June 2013 through January 2016, when the company was sold, Mr. Sullivan was the chairman of the board of BioreclamationIVT, LLC, a privately owned bio-materials company. From May 2013 through March 2015, when the company was sold, Mr. Sullivan was a member of the board of directors of PHT Corporation, a privately owned leader in electronic patient recorded outcomes in clinical trials. Since April 2011, Mr. Sullivan has been chairman of the board of MI Bioresearch, Inc. (formerly known as Molecular Imaging, Inc.), a privately held venture-backed drug discovery services company. Since May 2015, Mr. Sullivan has been chairman of the board of Microbiology Research Associates (now known as Analytical Lab Group since an August, 2016 merger with Accuratus Labs), a privately held microbiology services company. In January 2016, Mr. Sullivan became chairman of the board of H2O Clinical. In July 2016, Mr. Sullivan became chairman of the board of PharmaStart. As of June 2017, both H20 Clinical and PharmaStart are doing business as Firma Clinical Research, a privately held specialty contract research organization. From November 2015 until August 2017, Mr. Sullivan was a member of the board of Accel Clinical Research, a phase 1 contract research organization. Mr. Sullivan graduated from the University of Dayton, was a commissioned officer in the Marine Corps, and completed his M.B.A. in Marketing and Finance at Rutgers University. Mr. Sullivan is currently an adjunct Professor of Management at Georgetown University.

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Mr. Sullivan has held senior leadership positions in companies in the life sciences and healthcare services industries. His specific qualifications and skills in the areas of general operations, financial operations and administration, and mergers and acquisitions led the Board to conclude that Mr. Sullivan should serve as a director of the Company.

Incumbent Class III Directors, Term Expiring 2020

Joseph Keegan, Ph.D. was appointed to the Board effective January 1, 2016 and was subsequently appointed Chairman of our Audit Committee and our Nominating and Corporate Governance Committee. Dr. Keegan has more than 30 years of experience in life science businesses. From 2007 to 2012, when it was sold to Pall Corporation, Dr. Keegan was CEO at ForteBio, Inc., a life science tool company, where he helped to lead a financing round and established product development and sales strategies for that company. From 1998 to 2007, Dr. Keegan was CEO at Molecular Devices Corporation (NASDAQ: MDCC), a provider of bioanalytical measurement systems, software and consumables, where Dr. Keegan helped grow the company both internally and through acquisitions. From 1992 to 1998, Dr. Keegan worked at Becton Dickinson and Company, a medical technology company that manufactures and sells medical devices and instrument systems, where he served as President of Worldwide Tissue Culture and Vice President, General Manager of Worldwide Flow Cytometry. From 1988 to 1992, Dr. Keegan was Vice President of the Microscopy and Scientific Instruments Division of Leica, Inc., a life science tool and semiconductor equipment provider. He currently serves on the boards of directors of the following privately held companies: Labcyte Corporation (as chairman), Nanomedical Diagnostics, Inc., Halo Labs (formerly known as Optofluidics, Inc.), and Carterra (formerly known as Wasatch Microfluidics, Inc.). In April, 2017, he joined the board of ArrayJet, a privately held Scottish company. Dr. Keegan is a member of the Board of Directors of Bio-Techne Corporation, a publicly held biotech company. Dr. Keegan is also on the board of the San Francisco Opera. Dr. Keegan holds a B.A. in Chemistry from Boston University and a Ph.D. in Physical Chemistry from Stanford University.

Dr. Keegan’s specific qualifications and skills in the areas of life science businesses, product development and sales strategies led the Board to conclude that Dr. Keegan should serve as a director of the Company.

Jack E. Stover has been a member of the Board since 2005 and previously served as Chairman of the Audit Committee of the Board from 2005 to December 22, 2015. He was appointed as President and Chief Executive Officer of the Company effective June 21, 2016. Mr. Stover served as the Company’s Interim President and Chief Executive Officer from December 22, 2015 to June 20, 2016. Mr. Stover has been a member of the Board of Directors, Chairman of the Audit Committee, and a member of the Compensation Committee of Onconova Therapeutics, Inc., a publicly held biopharmaceutical company since May 2016. Mr. Stover also was a member of the board of Cernostics, Inc., a private molecular diagnostic company, from March 2015 until July 2016. Further, Mr. Stover served as a director and Chairman of the Audit Committee of Viatar CTC Solutions, Inc., a publicly held circulating tumor cell company from May 2016 until December 2016. Mr. Stover was also previously chief executive officer of Zebec Therapeutics LLC (the successor to Quadrant Pharmaceuticals LLC), a privately held clinical stage specialty pharmaceutical company, from April 2014 until December 2015. From 2009 to February 2012, Mr. Stover served as the executive chairman of Targeted Nano Therapeutics LLC, a privately held biotechnology company focused on targeted delivery of peptides and proteins. Mr. Stover also provided consulting and advisory services through JE Stover Consulting, LLC from 2008 through 2015. Mr. Stover was chairman of the audit committee and a member of the board of directors of Arbios Systems Inc. from 2005 to 2008 and a member of the board of directors of Influmedix, Inc. a private vaccine company from 2010 to 2011. From 2004 to 2008, he served as chief executive officer, president and director of Antares Pharma Inc., a publicly held specialty pharmaceutical and medical device company listed at the time on the American Stock Exchange. Prior to that, Mr. Stover was executive vice president and chief financial officer of Sicor, Inc., a publicly held company which manufactured and marketed injectable pharmaceutical products, and which was acquired by Teva Pharmaceutical Industries. Prior to that, Mr. Stover was executive vice president and director of a private proprietary women’s pharmaceutical company, Gynetics, Inc., and before that he was senior vice president, CFO and director of B. Braun Medical, Inc., a private global medical device and pharmaceutical company. From 1975 to 1995, Mr. Stover was employed by PricewaterhouseCoopers LLC (then Coopers and Lybrand), and was a partner from 1985, working in the bioscience industry division in Pennsylvania and New Jersey. Mr. Stover received his B.A. in Accounting from Lehigh University and is a Certified Public Accountant.

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Mr. Stover has held several senior leadership positions in the life sciences and medical device industry. In addition, his specific experience and skills in the areas of general operations, financial operations and administration of life sciences and device companies, as well as his role as the Company’s President and Chief Executive Officer, led the Board to conclude that Mr. Stover should serve as a director of the Company.

There are no arrangements or understandings between any of our directors and any other persons pursuant to which such person was selected as a director. In addition, no director is related to any of our other directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer that would require disclosure pursuant to Item 401(d) of Regulation S-K.

Executive Officers

The following table sets forth the names, ages and principal positions of our executive officers as of the date of this Proxy Statement:

Name	Age	Position
Jack E. Stover	65	President and Chief Executive Officer
James Early	63	Chief Financial Officer, Secretary and Treasurer
Greg Richard	51	Senior Vice President, Chief Commercial Officer

The principal occupation and business experience for at least the last five years for each executive officer is set forth below (except for Mr. Stover, whose business experience is discussed above, under the heading “Incumbent Class III Directors, Term Expiring 2020”).

On October 11, 2016, James Early was appointed as the Chief Financial Officer of the Company. Since August 29, 2016, the Company had engaged Mr. Early as a consultant to perform the role of interim chief financial officer.

Mr. Early previously served as the interim and subsequently permanent Chief Financial Officer of AbGenomics International Inc., a clinical stage drug development company with a product pipeline in immunology and oncology, from September 2015 to July 2016. Mr. Early also previously served as the Chief Financial Officer of Zebec Therapeutics, LLC (the successor to Quadrant Pharmaceuticals LLC), a privately held specialty pharmaceutical company, from October 2014 to September 2015. In addition, Mr. Early has provided interim chief financial officer and business development services for pharmaceutical, life science and other similar companies as a sole proprietor from August 2009 to December 2013 and through Early Financial Consulting, LLC (“Early Financial”) from January 2014 to March 2018. Prior to his consulting role, Mr. Early was Senior Vice President of Finance and Administration and Corporate Secretary for Synageva BioPharma, an orphan drug development company, from February 2006 to January 2009. Mr. Early is a Certified Public Accountant and has an M.B.A. in Finance and Accounting from the UCLA-Anderson School of Management and a B.B.A. in Accounting from the University of Notre Dame.

Mr. Richard has been Chief Commercial Officer of the Company since April 2014. Prior to his employment by the Company, Mr. Richard was a Senior Vice President, responsible for sales, marketing and reimbursement, for Strata Pathology Services from April 2012 through April 2014. Mr. Richard has a Bachelor of Arts from Westminster College, Fulton, Missouri.

There are no arrangements or understandings between Mr. Early and any other persons pursuant to which he was selected as an officer. In addition, there is no family relationship between Mr. Early and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer that would require disclosure pursuant to Item 401(d) of Regulation S-K.

There are no arrangements or understandings between Mr. Stover and any other persons pursuant to which he was selected as an officer. In addition, there is no family relationship between Mr. Stover and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer that would require disclosure pursuant to Item 401(d) of Regulation S-K.

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There are no arrangements or understandings between Mr. Richard and any other persons pursuant to which he was selected as an officer. In addition, there is no family relationship between Mr. Richard and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer that would require disclosure pursuant to Item 401(d) of Regulation S-K.

INFORMATION ABOUT THE COMPENSATION OF OUR DIRECTORS

Each of our non-employee directors receives an annual director’s fee of $30,000, payable quarterly in arrears. The Chairman of the Board receives an additional fee of $20,000 and the Chairperson of each of the Audit Committee, Compensation Committee and Nominating Committee receive an additional annual fee of $15,000, $10,000 and $5,000, respectively. In addition, those non-employee directors sitting on more than one committee receive additional compensation of $5,000 annually. From time to time, the Board may form special committees to address discrete issues and the non-employee directors sitting on such special committees may receive additional compensation. In addition, our non-employee directors are entitled to reimbursement for travel and related expenses incurred in connection with attendance at Board and committee meetings.

Commencing in 2017, upon initial appointment to the Board, each non-employee director receives 20,000 stock options which vest in equal annual installments over a three-year period. In addition, each non-employee director thereafter receives an annual grant of 10,000 stock options (with the exception of the Chairman of the Board who receives 13,000 options). The following table presents information relating to total compensation for our non-employee directors for the year ended December 31, 2017. Information regarding the compensation of Mr. Stover can be found below, under the heading “Information About Our Executive Compensation.”

DIRECTOR COMPENSATION IN 2017

Name	Fees earned ($)	Stock awards ($) (1)	Option awards ($)	Total ($)
Stephen J. Sullivan (2)	65,000	-	41,600	106,600
Joseph Keegan (3)	55,000	-	32,000	87,000
Felice Schnoll-Sussman (4)	10,462	-	26,200	36,662

(1)	The dollar amounts set forth under the heading “Stock Awards” represent aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For purposes of computing such amounts, we disregarded estimates of forfeitures related to service-based vesting conditions. For additional information regarding our valuation assumptions, please refer to Note 13 - “Stock-Based Compensation” to our consolidated financial statements included with our annual report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 23, 2018. Outstanding stock awards held by the non-employee Directors as of December 31, 2017 consisted of 6,666 RSUs for Mr. Sullivan and 8,512 RSUs for Dr. Keegan as well as 26,000 options for Mr. Sullivan, 20,000 options for Dr. Keegan, and 20,000 options for Dr. Schnoll-Sussman.
(2)	Mr. Sullivan’s fees represent the annual director’s fee of $30,000, plus the $20,000 Chairman of the Board fee, plus the $10,000 Chair of the Compensation Committee fee, and a fee of $5,000 for serving on multiple committees.
(3)	Dr. Keegan’s fees represent the annual director’s fee of $30,000, plus the $15,000 Chair of the Audit Committee fee, plus the $5,000 Chair of the Nominating Committee fee, and a fee of $5,000 for serving on multiple committees.
(4)	Dr. Schnoll-Sussman’s fees represent the prorated portion of her annual director’s fee of $30,000 plus the prorated fee of $5,000 for serving on multiple committees. Dr. Schnoll-Sussman joined the Board on September 13, 2017.

On March 7, 2018, the non-employee directors were awarded the following grants:

Name	Stock Option Grant (#)	Restricted Stock Grant (#)	Total (#)
Steven J. Sullivan	19,200	4,800	24,000
Joseph Keegan	19,200	4,800	24,000
Felice Schnoll-Sussman	19,200	4,800	24,000

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Governance of the Company

Corporate Governance and Code of Business Conduct

Our Board has adopted a written Code of Business Conduct that applies to our directors, officers, and employees, as well as Corporate Governance Guidelines applicable specifically to our Board. You can find links to these documents in the “Investor Relations” section of our website page at www.interpacediagnostics.com. The content contained in, or that can be accessed through, our website is not incorporated into this Proxy Statement. Disclosure regarding any amendments to, or any waivers from, a provision of our Code of Business Conduct that applies to one or more of our directors, our principal executive officer, our principal financial or our principal accounting officer will be included in a current report on Form 8-K within four business days following the date of the amendment or waiver, or posted on our website (www.interpacediagnostics.com).

Board Leadership and Structure

The Chairman of the Board, who is currently an independent director, presides at all meetings of the Board. Mr. Sullivan serves as the Chairman of the Board, and Mr. Stover, our Chief Executive Officer, serves as a director.

The Board believes that having an independent director serve as Chairman of the Board is in the best interests of our stockholders. This structure provides more direct independent oversight and active participation of our independent directors in setting agendas and establishing policies and procedures of our Board. Further, this structure permits our Chief Executive Officer to focus on the management of our day-to-day operations.

The Board does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate. The Board believes that it should be free to make a choice from time to time in any manner that is in the best interests of the Company and our stockholders.

RISK OVERSIGHT BY THE BOARD

The Board and, in particular, the Audit Committee view enterprise risk management as an integral part of the Company’s planning process. The subject of risk management is a recurring agenda item. The Audit Committee evaluates enterprise risk with management and the Company’s independent registered public accountants on a regular basis and also receives updates from the Company’s internal audit consultants, and the Audit Committee in turn calls the Board’s attention to items in such reports as it deems appropriate for review by the full board of directors.

Additionally, the charters of certain of the Board’s committees assign oversight responsibility for particular areas of risk. For example, our Audit Committee oversees management of enterprise-wide risks, including those related to accounting, auditing and financial reporting and maintaining effective internal control over financial reporting, and for compliance with the Code of Business Conduct. Our Nominating Committee oversees compliance with listing standards for independent directors, committee assignments and related party transactions and other conflicts of interest. Our Compensation Committee oversees the risk related to our compensation plans, policies and practices. All of these risks are discussed with the entire Board in the ordinary course of the chairperson’s report of committee activities at regular Board meetings.

Board Meetings and Committees

During the year ended December 31, 2017, the Board held twenty-two meetings and additionally acted eight times by unanimous written consent, the Audit Committee held eight meetings, the Compensation Committee held four meetings and the Nominating Committee held four meetings. Each committee member is a non-employee director of the Company who meets the independence requirements of The Nasdaq Stock Market, LLC (“NASDAQ”) and applicable law. Each of our incumbent directors attended at least 75% of the total number of Board meetings and committee meetings on which he or she served during 2016. We have adopted a policy encouraging our directors to attend annual meetings of stockholders. All of our directors attended our annual stockholders’ meeting held on September 14, 2017, except Felice Schnoll-Sussman who was first elected on September 13, 2017. Our Board has three standing committees, each of which is described below.

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Audit Committee

The Audit Committee is currently comprised of Dr. Keegan (Chairperson), Dr. Schnoll-Sussman and Mr. Sullivan. The primary purposes of our Audit Committee are to assist the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control, legal compliance and risk management functions of the Company, including, without limitation, assisting the Board’s oversight of: (i) the integrity of our financial statements; (ii) the effectiveness of our internal control over financial reporting; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent registered public accounting firm; and (v) the performance of our internal audit function and independent registered public accounting firm. The Audit Committee is also responsible for preparing the report of the Audit Committee required by the rules and regulations of the SEC for inclusion in our annual proxy statement.

Our Board has determined that each member of our Audit Committee is independent within the meaning of the rules of NASDAQ and as required by the Audit Committee charter. Our Board has determined that the chairperson of the Audit Committee, Dr. Keegan, is an “audit committee financial expert,” as that term is defined in Item 407(d) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Audit Committee charter is posted and can be viewed in the “Investor Relations” section of our website at www.interpacediagnostics.com.

Compensation & Management Development Committee

The Compensation Committee is currently comprised of Dr. Keegan, Mr. Sullivan (Chairperson) and Dr. Schnoll-Sussman. Each member of our Compensation Committee is “independent” within the meaning of the rules of NASDAQ and as required by the Compensation Committee charter. The primary purposes of our Compensation Committee are: (i) to establish and maintain our executive compensation policies consistent with corporate objectives and stockholder interests; (ii) to oversee the competency and qualifications of our senior management personnel and the provisions of senior management succession planning; and (iii) to advise the Board with respect to director compensation issues. The Compensation Committee also administers our equity compensation plans.

The Compensation Committee, which is composed solely of independent directors, provides overall guidance for our executive compensation policies and determines the value and elements of compensation for our executive officers. The Compensation Committee used its experience in working with emerging life science companies as the basis for establishing compensation for 2017.

Our Compensation Committee charter is posted and can be viewed in the “Investor Relations” section of our website at www.interpacediagnostics.com.

Nominating and Corporate Governance Committee

The Nominating Committee is currently comprised of Dr. Keegan (Chairperson), Mr. Sullivan and Dr. Schnoll-Sussman. Each member of our Nominating Committee is “independent” within the meaning of the rules of NASDAQ and as required by the Nominating Committee charter. The primary purposes of the Nominating Committee are: (i) to recommend to the Board the nomination of individuals who are qualified to serve as our directors and on committees of the Board; (ii) to advise the Board with respect to the composition, size, structure and procedures of the Board; (iii) to advise the Board with respect to the composition, size and membership of the Board’s committees; (iv) to advise the Board with respect to corporate governance principles applicable to the Company; and (v) to oversee the evaluation of the Board as a whole and the evaluation of its individual members standing for re-election. The Nominating Committee also has responsibility for reviewing and approving all transactions that are “related party” transactions under SEC rules.

The Nominating Committee does not set specific, minimum qualifications that nominees for director must meet in order for the Nominating Committee to recommend them to the Board, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account our needs and the composition of the Board. Members of the Nominating Committee discuss and evaluate possible candidates in detail, and suggest individuals to explore in more depth. Once a candidate is identified whom the Nominating Committee wants to seriously consider and move toward nomination, the chairperson of the Nominating Committee enters into a discussion with that nominee candidate. Subsequently, the chairperson will discuss the qualifications of the candidate with the other members of the Nominating Committee, and the Nominating Committee will then make a final recommendation with respect to that candidate to the Board.

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The Nominating Committee considers many factors when determining the eligibility of candidates for nomination as directors. The Nominating Committee does not have a diversity policy; however, its goal is to nominate candidates from a broad range of experiences and backgrounds who can contribute to the Board’s deliberations by reflecting a range of perspectives, thereby increasing its overall effectiveness. In identifying and recommending nominees for positions on the Board, the Nominating Committee places primary emphasis on: (i) a candidate’s judgment, character, expertise, skills and knowledge useful to the oversight of our business; (ii) a candidate’s business or other relevant experience; and (iii) the extent to which the interplay of the candidate’s expertise, skills, knowledge and experience with that of other members of the Board will build a Board that is effective, collegial and responsive to our needs. The Nominating Committee will consider nominees recommended by stockholders, based on the same criteria described above, provided such nominations comply with the applicable provisions of our Amended and Restated Bylaws and the procedures to be followed in submitting proposals. No material changes have been implemented to the procedures by which stockholders may recommend nominees to our Board since the date of our last disclosure.

Our Nominating Committee charter is posted and can be viewed in the “Investor Relations” section of our website at www.interpacediagnostics.com.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

As of December 31, 2017, the Compensation Committee consisted of Mr. Sullivan, Dr. Keegan and Dr. Schnoll-Sussman. As of the date of this Proxy Statement, the Compensation Committee also consists of Mr. Sullivan, Dr. Keegan and Dr. Schnoll-Sussman. During 2017 and as of the date of this Proxy Statement, no member of our Compensation Committee has ever been an executive officer or employee of ours and no executive officer of ours currently serves, or has served during the last completed year, on the Board, Compensation Committee or other committee serving an equivalent function, of any other entity that has one or more officers serving as a member of our Board or Compensation Committee.

Policies on Communicating with our Board and Reporting of Concerns Regarding Accounting or Auditing Matters

Stockholders may contact an individual director, a committee of our Board or our Board as a group. The name of any specific intended director recipient (or recipients) should be noted in the communication. Communications may be sent to Interpace Diagnostics Group, Inc., Morris Corporate Center 1, Building C, 300 Interpace Parkway, Parsippany, NJ 07054. Our CEO will forward such correspondence only to the intended recipients. Prior to forwarding any correspondence, however, the CEO will review the correspondence and will not forward any communications deemed to be of a commercial or frivolous nature or otherwise inappropriate for our Board’s consideration. In such cases, that correspondence may be forwarded elsewhere in the Company for review and possible response.

Any person who has a concern regarding accounting, internal accounting controls or auditing matters may, in a confidential or anonymous manner, communicate that concern in either of the following manners: (1) by utilizing our Whistleblower Hotline to report such concerns via a confidential and secure Internet and telephone based reporting system administered by an external vendor, which may be reached toll-free at 1-866-238-1234; or (2) by setting forth such concerns in writing and forwarding them in a sealed envelope to the Chairperson of the Audit Committee, Interpace Diagnostics Group, Inc., Morris Corporate Center 1, Building C, 300 Interpace Parkway, Parsippany, NJ 07054, such envelope to be labeled with a legend such as: “Anonymous Submission of Complaint or Concern.” All such communications will be forwarded to the chairperson of our Audit Committee.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent (10%) of our common stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent (10%) stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To the best of our knowledge, based solely on our review of the copies of such forms furnished to us, or written representations that no other forms were required, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent (10%) stockholders were complied with during the fiscal year ended December 31, 2017.

INFORMATION ABOUT OUR EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning compensation paid to our Chief Executive Officer in 2017 and our other two most highly compensated executive officers who served in this capacity as of December 31, 2017.

SUMMARY COMPENSATION TABLE FOR 2017 and 2016

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Compensation(4)	All Other Compensation (5)	Total
Jack E. Stover
CEO	2017	$318,500	$92,000	$-	$695,993	$937,058	$12,910	$2,056,461
	2016	296,730	127,500	29,000	47,322	50,719	1,007	552,278

James Early (3)
CFO	2017	535,300	-	-	69,902	-	-	605,202
	2016	116,519	-	-	6,800	-	-	123,319

Gregory Richard
Chief Commercial	2017	266,250	100,000	-	399,085	-	18,418	783,753
Officer	2016	246,042	70,000	13,800	17,773	5,000	16,727	369,342

(1)	The amounts set forth in this column represents annual cash incentive bonus earned for 2016 and 2017.

(2)	The dollar amounts set forth under the heading “Stock Awards” represent aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For purposes of computing such amounts, we disregarded estimates of forfeitures related to service-based vesting conditions. For additional information regarding our valuation assumptions, please refer to note 13 – “Stock-Based Compensation” to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 23, 2018.

(3)	Mr. Early’s salary for 2016 and 2017 represents fees paid to his consulting firm, Early Financial Consulting, LLC, for financial services as Chief Financial Officer. In March 2018, Mr. Early was hired by the Company to be its Chief Financial Officer, Secretary and Treasurer for an annual salary of $250,000, as previously disclosed on Form 8-K, filed on March 13, 2018. Mr. Early received in April 2018 a discretionary bonus of $45,000.

(4)	Mr. Stover’s incentive compensation represents the 3% of the net transaction proceeds the Company received from its multiple share offerings and warrant exercises in 2017.

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(5)	For the named executive officers, this column includes the following amounts in 2017:

`	401(k) Company Match ($)	Term Life/Disability Insurance Payment ($)	Other ($) (1)	Totals ($)
Jack E. Stover	$10,800	$2,110	$-	$12,910
James Early	-	-	-	-
Gregory Richard	5,325	593	12,500	18,418

(1)	The amounts set forth in this column for Mr. Richard represent an auto allowance generally available to members of the sales team.

Narrative Disclosure to Summary Compensation Table

Base Salary

Base salaries are originally set according to the executive officer’s agreement with the Company and adjusted based on the individual’s current and historical performance. The base salary levels and any changes to those levels for each executive are reviewed each year by the Compensation Committee and adjustments may be based on factors such as new roles and/or responsibilities assumed by the executive and the executive’s impact on our strategic goals and financial performance. While our executives’ base salaries are generally targeted to be consistent with median base salaries for similar positions based on competitive market data, there is no specific weighting applied to any one factor in setting the level of salary, and the process ultimately relies on the evaluation of various factors considered by the Compensation Committee with respect to each named executive officer (and the full board of directors, in the case of the Chief Executive Officer). The Compensation Committee also takes into account additional factors such as historical compensation, the financial condition of the Company in general and the individual’s potential to be a key contributor as well as special recruiting and retention situations. Upon his appointment as our Interim Chief Executive Officer, Mr. Stover’s annual base salary was set at $300,000, which was not subject to an employment agreement. Mr. Stover entered into an employment agreement with the Company as President and Chief Executive Officer on October 28, 2016. Mr. Stover and Mr. Richard received raises of 3% and 3.5%, respectively, in 2017 based upon the Compensation Committee’s appraisal of their performance. Mr. Early’s fees for services as a consultant were $535,300 during 2017. On March 7, 2018 the Board approved the employment agreement (the “Employment Agreement”) of Mr. Early, the Company’s Chief Financial Officer, Secretary and Treasurer. Mr. Early is currently entitled to receive an annual base salary of $250,000 paid in accordance with the Company’s payroll practices. Such base salary is subject to adjustment on an annual basis by the Company’s Chief Executive Officer, in consultation with the Board’s Compensation Committee. Mr. Richard’s base salary is not determined by an employment contract.

Annual Cash Incentives

The annual cash incentive program provides our executive officers with an opportunity to receive a cash award at the discretion of the Compensation Committee (and the full board of directors as to the Chief Executive Officer). Annual cash incentive targets and performance metrics are usually determined by the Compensation Committee typically during the first quarter of each fiscal year, based on competitive market data generally available to the Compensation Committee as well as consideration based upon the financial condition of the Company.

Pursuant to Mr. Stover’s employment agreement, the Board approved a target annual cash bonus of 50% of his annual base salary based principally upon meeting specific financial goals and objectives as recommended by the Compensation Committee and approved by the Board in its sole discretion. Mr. Stover earned $92,000 based on 2017 performance. A reduced 30% performance bonus was proposed by Mr. Stover and subsequently approved by the Compensation Committee as his discretionary bonus. This bonus was paid in March 2018.

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Mr. Stover, upon the occurrence of a capital raising “Transaction” (as such term is defined in Mr. Stover’s employment agreement) is eligible to receive non-equity incentive compensation calculated based on 3% of the net transaction proceeds received in connection with such a Transaction. In order to receive such non-equity incentive compensation, Mr. Stover must remain employed through the closing of the related Transaction. As a result of our multiple stock offerings and warrant exercises in 2017 (each of which constituted a “Transaction” under his employment agreement), Mr. Stover earned $937,058. Please see the table below for the calculation of this amount.

Transaction	Period	Compensation Earned by Mr. Stover	Net Proceeds
2nd Registered Direct Offering	Jan-17	$117,512	$3,917,076
3rd Registered Direct Offering	Jan-17	109,925	3,664,154
CMPO	Feb-17	106,802	3,560,080
S-1 Offering	Jun-17	369,590	12,319,655
Over-allotment	Jul-17	26,467	882,219
Warrant Exercises	Jun 17 - Oct 17	206,762	6,892,065
	2017 earned	$937,058	$31,235,249

Mr. Richard received a discretionary bonus paid in March 2018 in the amount of $100,000. Mr. Early received a discretionary bonus paid in April 2018 in the amount of $45,000. Such bonus amounts were determined by the Compensation Committee based on its discretion.

Sign-on bonuses may be granted from time to time at the discretion of our Compensation Committee in connection with new hires at the executive officer level. There were no cash sign-on bonuses for any named executive officer in 2017.

Long-Term Equity Incentives

Our executives are also eligible to participate in a long-term equity incentive program each year, which is administered under our Incentive Plan. The long-term equity incentive component of our compensation program is used to promote alignment with stockholders and to balance the short-term focus of the annual cash incentive component by linking a substantial part of compensation to our long-term stockholder returns. The Compensation Committee believes that long-term stock-based compensation enhances our ability to attract and retain high quality talent and provides the motivation to improve our long-term financial performance and increase stockholder value. In 2017, Mr. Stover was granted 134,602 stock options with an exercise price of $2.12 and 345,000 stock options with an exercise price of $1.45. In 2017, Mr. Early was granted 14,475 stock options with an exercise price of $2.12 and 40,000 stock options with an exercise price of $1.45. In 2017, Mr. Richard was granted 17,134 stock options with an exercise price of $2.12, 50,269 stock options with an exercise price of $2.46 and 200,000 stock options with an exercise price of $1.45. The option grants listed above vest in equal monthly installments over a one-year period.

Perquisites

As a matter of practice, we provide only limited perquisites to our executive officers that are not generally provided to all employees. Executives are eligible for the standard benefits and programs generally available to all of our employees. The value of special perquisites, as well as additional benefits that are available generally to all of our employees, that were provided to each named executive officer in 2017 are set forth in footnote 5 to the Summary Compensation Table.

Compensation Features Intended to Prevent Excessive Risk Taking

The Compensation Committee reviewed our compensation policies and practices for all employees, including executive officers, and believes that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. In particular, the Compensation Committee believes that the following factors help mitigate against any such risks: (a) annual cash incentive compensation and long-term equity incentive compensation are based on a mix of our overall performance, business unit performance and individual performance; (b) the annual cash incentive compensation plan has no minimum funding levels, such that employees will not receive any rewards if satisfactory financial performance is not achieved by us; and (c) base salaries are consistent with employees’ responsibilities and general market practices so that they are not motivated to take excessive risks to achieve a reasonable level of financial security.

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Outstanding Equity Awards

The following table provides information concerning the number and value of unexercised options, SARs, restricted stock awards and RSUs for the named executive officers outstanding as of the year ended December 31, 2017:

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2017

	Options/SARs Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options/SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable	Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares/RSUs that have not Vested (#)		Market Value of Shares/RSUs that have not Vested ($)(1)
Jack E. Stover	32,636	-	1.60	10/14/2026	6,666	(2)	6,799
	100,952	33,650(3)	2.12	3/16/2027	-		-
	86,250	258,750(4)	1.45	9/26/2027	-		-

James Early	8,000	-	1.60	10/14/2026	-		-
	10,856	3,619(3)	2.12	3/16/2027	-		-
	10,000	30,000(4)	1.45	9/26/2027	-		-

Gregory Richard	3,742	-	45.70	4/2/2019	4,000	(6)	4,080
	12,257	-	1.60	10/14/2026	-		-
	12,851	4,283(3)	2.12	3/16/2027	-		-
	29,324	20,945(5)	2.46	5/10/2027	-		-
	50,000	150,000(4)	1.45	9/26/2027	-		-

(1)	The market value is based on the closing stock price of $1.02 on December 29, 2017, the last day of trading in 2017.
(2)	Restricted stock units that vest one-half on each of February 3, 2018 and February 3, 2019.
(3)	Stock options that vest one-third on the 16th of each month from January 2018 through March 2018.
(4)	Stock options that vest one-ninth on the 26th of each month from January 2018 through September 2018.
(5)	Stock options that vest one-fifth on the 10th of each month from January 2018 through May 2018.
(6)	Restricted stock units that vest one-half on each of February 26, 2018 and February 26, 2019.

Potential Payments upon Termination or Change in Control

The following table reflects the estimated amount of compensation that would be payable to each of our 2017 named executive officers upon termination of such executive’s employment in accordance with their respective employment separation agreements and stock agreements. In general: (i) RSUs vest upon a change of control and (ii) stock options vest upon a change of control. The amounts shown below assume that such termination was effective as of December 31, 2017, and are estimates of the amounts which would be paid out upon termination. The actual amounts to be paid out can only be determined at the time of separation from the Company.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Name	Cash Payment ($)	Continuation of Medical/ Welfare Benefits (Present Value) ($)	Acceleration of Equity Awards ($) (1)	Total Termination Benefits ($)
Termination Without Cause or Resignation for Good Reason:
Jack E. Stover (2)	$225,000	$24,288	$6,799	$256,087
James Early (3)	-	-	-	-
Gregory Richard	293,750	24,288	4,080	322,118
Upon a Change in Control (Not in connection with a termination)
Jack E. Stover	$-	$-	$6,799	$6,799
James Early	-	-	-	-
Gregory Richard	-	-	4,080	4,080

(1)	These amounts are based on the value of RSUs held at December 31, 2017 that would become immediately vested upon retirement or a change of control pursuant to the applicable restricted stock grant agreement. Stock options that would become immediately vested upon a change in control pursuant to the Incentive Plan were not included as they were out of the money (option exercise price is greater than the stock price). The market value of all equity reflected in the above table is based on the closing stock price of $1.02 on December 29, 2017, the last day of trading in 2017.
(2)	Mr. Stover’s cash payment would be paid in nine equal monthly installments.
(3)	Mr. Early’s cash payment would be in six equal installments. This arrangement was not in place for 2017 because his employment agreement was not in effect the last day of fiscal year 2017.

The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination, including accrued vacation pay, distributions of plan balances under the 401(k) plan and payments of amounts under disability insurance policies.

Employment Arrangements

Jack E. Stover –Chief Executive Officer

On October 30, 2016, we entered into an employment agreement with Mr. Stover pursuant to which he receives an annual base salary of $300,000, subject to annual cost of living adjustments, and is eligible to receive an annual performance bonus with a target of 50% of his base salary, based on the attainment of certain quarterly performance targets.

In addition, upon the occurrence of a capital raising “Transaction” (as such term is defined in Mr. Stover’s employment agreement), provided he remains employed through the closing of such Transaction, Mr. Stover would receive non-equity incentive compensation calculated based on 3% of the net transaction proceeds received in connection with such Transaction.

In the event of a termination of Mr. Stover’s employment by the Company without “Cause” or a resignation by Mr. Stover for “Good Reason” (as such terms are defined in the Employment Agreement), Mr. Stover would be entitled to receive monthly payments of $25,000 for nine months following such termination and, provided that Mr. Stover timely elected COBRA continuation coverage, the Company would pay his applicable COBRA premium for 12 months following such termination. Such payments and benefits would be subject to an effective release of claims and would cease upon breach by Mr. Stover of any applicable restrictive covenants.

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James Early – Chief Financial Officer

On October 11, 2016, James Early was appointed as Chief Financial Officer for the Company by means of an Engagement Letter Agreement executed between the Company and Early Financial Consulting, LLC. Professional fees under this agreement were charged at the hourly rate of $250 per hour for the first 30 hours per week and $200 per hour for time in excess of 30 hours per week. Fees and travel expenses must be invoiced weekly under fifteen day payment terms. Services may be suspended if payments are deemed delinquent, and either party may terminate the agreement upon thirty days written notice with no severance or other termination payments due.

On March 7, 2018 the Board approved the employment agreement of James Early, the Company’s Chief Financial Officer, Corporate Secretary and Treasurer. Mr. Early is entitled to receive an annual base salary of $250,000 effective March 16, 2018 paid in accordance with the Company’s payroll practices. Such base salary is subject to adjustment on an annual basis by the Company’s Chief Executive Officer, in consultation with the Board’s compensation committee. Mr. Early is also eligible to receive an annual performance bonus, subject to the attainment of annual performance goals as set and determined by the Company’s Chief Executive Officer, in consultation with the Board’s compensation committee. Mr. Early’s target bonus is up to 30% of his annual base salary. Mr. Early is also eligible to participate in an annual stock based incentive plan under which he may be awarded restricted stock options and restricted stock grants at the end of each year, subject to certain performance goals. Mr. Early is also eligible to participate in any benefit plans that may be offered from time to time by the Company to its senior management. Mr. Early is an at-will employee of the Company. However, in the event that Mr. Early is terminated by the Company for any reason other than death, total disability or “Cause” (as defined in his employment agreement), or if Mr. Early resigns for “Good Reason” (as defined in his employment agreement), Mr. Early is entitled to (i) payment of six months of his then current base salary and (ii) six months continuation of his health benefits. Such payment and benefits would be subject to an effective release of claims.

Gregory Richard – Senior Vice President, Chief Commercial Officer

In the event of a termination of Mr. Richard’s employment by the Company without “Cause” or a resignation by Mr. Richard for “Good Reason” (as such terms are defined in the Employment Agreement), Mr. Richard would be entitled to receive a lump sum equal to (i) 12 times his then current base annual salary plus (ii) the average of the annual amounts paid to Mr. Richard during the prior three full fiscal years pursuant to any cash-based incentive or bonus plan in which he participates. The Company would also pay his applicable COBRA premium for up to 12 months following such termination. Such payments and benefits would be subject to an effective release of claims.

PROPOSAL NO. 2 –
RATIFICATION OF APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed BDO as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Although stockholder approval is not required, we desire to obtain from the stockholders an indication of their approval or disapproval of the Audit Committee’s action in appointing BDO as the independent registered public accounting firm of the Company and its subsidiaries. The accompanying proxy will be voted FOR the ratification of the appointment of BDO unless the proxy contains instructions otherwise. If the stockholders do not ratify this appointment, such appointment will be reconsidered by the Audit Committee, but the Audit Committee will not be required to take any action.

A representative of BDO will be present at the Annual Meeting and will be afforded an opportunity to make a statement and to respond to questions.

The Board Recommends a Vote FOR the Ratification of the Appointment of
BDO USA, LLP for Fiscal Year 2018 and Proxies that are Returned will be So Voted Unless Otherwise Instructed.

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Audit Committee Matters and Fees Paid to Independent Registered Public Accounting Firm

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Under its charter, the Audit Committee must pre-approve all engagements of our independent registered public accounting firm unless an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. Each year, the independent registered public accounting firm’s retention to audit our financial statements and permissible non-audit services, including the associated fees, is approved by the Audit Committee. At the beginning of each fiscal year, the Audit Committee evaluates other known potential engagements of the independent registered public accounting firm, in light of the scope of the work proposed to be performed and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent registered public accounting firm’s independence. At subsequent Audit Committee meetings, the Audit Committee receives updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for approval. Typically, these would be services, such as due diligence for an acquisition, that were not known at the beginning of the year. The Audit Committee has delegated to the Chairperson of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between committee meetings. If the Chairperson so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting. All of the services and corresponding fees described above were approved by the Audit Committee.

BDO, an independent registered public accounting firm, has served as our independent accountants beginning in 2012. Fees for services provided by BDO for the past two completed years ended December 31 were as follows:

PRINCIPAL ACCOUNTANT FEES AND SERVICES

	2017	2016
Audit Fees	$562,101	$287,266
Audit-Related Fees	-	11,950
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$562,101	$299,216

Audit fees include the audit of our consolidated financial statements.

Included within audit fees for the year ended December 31, 2017 are those fees totaling $252,106 associated with our public offerings and debt exchange in 2017.

Included within audit fees for the year ended December 31, 2016 are those fees totaling $7,988 associated with the filing of the Company’s registration statement on Form S-8 on October 26, 2016, and fees totaling $56,000 associated with our registered public offering in December 2016.

Fees for audit-related services in 2016 consist of the audits of our 401(k) plan by BDO.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate it by reference therein.

The Audit Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2017 and discussed them with management and BDO, the independent registered public accounting firm that audited our financial statements for fiscal 2017. The Audit Committee has also discussed with BDO the matters required to be discussed by Public Company Accounting Oversight Board’s Auditing Standard No. 1301 “Communications with Audit Committees.” The Audit Committee also received the written disclosures and the letter from BDO required by Rule 3526 of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence), and the Audit Committee discussed with BDO the firm’s independence.

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Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations, including the effectiveness of internal control over financial reporting. BDO was responsible for performing an independent audit of our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. BDO had full access to the Audit Committee to discuss any matters they deem appropriate.

Based on the reports and discussions described in this report, the Audit Committee recommended to the Board that our audited financial statements for the fiscal year ended December 31, 2017 be included in our annual report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

Submitted by the Audit Committee

Dr. Joseph Keegan, Chairperson

Stephen Sullivan

Dr. Felice Schnoll-Sussman

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of April 16, 2018 (unless otherwise indicated), the number of shares of our common stock beneficially owned by: (i) each stockholder who is known by us to own beneficially in excess of 5% of our outstanding common stock; (ii) each of our current directors; (iii) each of our named executive officers included in the section of this Proxy Statement entitled “Summary Compensation Table”; and (iv) all directors and executive officers as a group.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of common stock owned by them and all information with respect to beneficial ownership has been furnished to us by the respective stockholder. The address of the persons listed below is c/o Interpace Diagnostics Group, Inc., Morris Corporate Center 1, Building C, 300 Interpace Parkway, Parsippany, New Jersey 07054. The percentage of beneficial ownership is based on 27,869,275 shares of common stock outstanding on April 16, 2018.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percent of Shares Outstanding
Executive officers and directors:

Jack E. Stover (2)	470,682	(7)	1.7%
James Early (3)	49,142	(8)	*
Gregory Richard (4)	219,196	(9)	*
Stephen J. Sullivan (5)	46,250	(10)	*
Joseph Keegan (6)	25,180	(11)	*
Felice Schnoll-Sussman (6)	-		*
as a group (6 persons)	810,450	(7) (8) (9) (10) (11)	2.8%

* Represents less than 1% of shares of common stock outstanding.

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(1)	Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we include shares underlying common stock derivatives, such as options, RSUs and SARs that a person has the right to acquire within 60 days of April 16, 2018. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Currently serves as our President and Chief Executive Officer and as a member of the Board.

(3)	Currently serves as our Chief Financial Officer, Secretary and Treasurer.

(4)	Currently serves as our Senior Vice President, Chief Commercial Officer.

(5)	Currently serves as Chairman of the Board.

(6)	Member of the Board.

(7)	Includes 59,333 RSUs that would vest immediately upon retirement and 397,238 shares issuable pursuant to options exercisable within 60 days of April 16, 2018.

(8)	Includes 49,142 shares issuable pursuant to options exercisable within 60 days of April 16, 2018.

(9)	Includes 216,735 shares issuable pursuant to options and SARs exercisable within 60 days of April 16, 2018.

(10)	Includes 8,133 RSUs that would vest immediately upon retirement and 21,667 shares issuable pursuant to options exercisable within 60 days of April 16, 2018.

(11)	Includes 16,667 shares issuable pursuant to options and SARs exercisable within 60 days of April 16, 2018.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We are required to disclose transactions since January 1, 2017, to which we have been a party, in which the amount involved in the transaction exceeds $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or an affiliate or immediate family member thereof had or will have a direct or indirect material interest, other than employment, compensation, termination and change in control arrangements with our named executive officers, which are described in Item 11 - “Executive Compensation.” Other than as set forth in Item 11 – “Executive Compensation,” we are not a party to a current transaction with a related person, have not been a party to such a transaction since January 1, 2017, and no transaction is currently proposed, in which the amount of the transaction exceeds $120,000 and in which a related person had or will have a direct or indirect material interest.

OTHER MATTERS

We know of no other matters to be acted upon at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board may recommend.

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ADDITIONAL INFORMATION

Householding

The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address, although each stockholder will receive a separate proxy card. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker. If you would like to receive a separate copy of this year’s Proxy Statement or annual report on Form 10-K, please contact us by writing to Interpace Diagnostics Group, Inc., Morris Corporate Center 1, Building C, 300 Interpace Parkway, Parsippany, New Jersey 07054, or calling 1-412-224-6100.

Stockholder Proposals for the 2019 Annual Meeting

Any proposal that a stockholder desires to have included in our proxy materials relating to our annual meeting of stockholders in 2019 must be received by us at our principal office at Interpace Diagnostics Group, Inc., Morris Corporate Center 1, Building C, 300 Interpace Parkway, Parsippany, New Jersey 07054 no later than December 31, 2018, and must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act for inclusion in our proxy materials for that meeting.

The Company’s Bylaws provide that advance written notice of stockholder-proposed business intended to be brought before an annual meeting of stockholders must be given to the Secretary of the Company not less than 90 days (March 13, 2019) nor more than 120 days (February 11, 2019) prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by any stockholder of business intended to be brought must be received not later than the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made (such advance written notice within such time periods is defined as “Timely Notice”).

A stockholder’s written notice must set forth, as to each proposed matter: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and, if such business includes a proposal to amend our Bylaws, the language of the proposed amendment; (ii) the name and address, as they appear on our books, of the stockholder proposing such business; (iii) the number of shares of our common stock which are beneficially owned by such stockholder; (iv) a representation that the stockholder is a holder of record of shares of the Company’s common stock entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business; and (v) any Disclosable Interests (as defined in the Company’s Bylaws) of the stockholder in such proposal.

The Company’s Bylaws also provide that a stockholder may request that persons be nominated for election as directors by providing Timely Notice (as defined above) and providing the information, agreements and questionnaires with respect to such stockholder and its candidate for nomination as required to be set forth in the Company’s Bylaws.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 12, 2018.

This Proxy Statement and our annual report on Form 10-K for the year ended December 31, 2017 are available on the Internet at:
http://www.astproxyportal.com/ast/21231/

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, then the section of this Proxy Statement entitled “Audit Committee Report” will not be deemed incorporated unless specifically provided otherwise in such filing. The content contained in, or that can be accessed through, our website is not incorporated into this Proxy Statement.

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Availability of Annual Report on Form 10-K

We will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of our annual report on Form 10-K for the year ended December 31, 2017, including the financial statements and financial statement schedules included therein. All such requests should be directed to Interpace Diagnostics Group, Inc., Morris Corporate Center 1, Building C, 300 Interpace Parkway, Parsippany, New Jersey 07054.

By order of the Board of Directors,

/s/ Stephen J. Sullivan
Stephen J. Sullivan
Chairman

May 1, 2018

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ANNUAL MEETING OF STOCKHOLDERS OF

INTERPACE DIAGNOSTICS GROUP, INC.

June 12, 2018

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

10030000000000000000 3 061218

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of one Class II director

NOMINEE:

☐ FOR THE NOMINEE — Felice Schnoll-Sussman, M.D.

☐ WITHHOLD AUTHORITY FOR THE NOMINEE

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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PROXY SOLICITED BY THE BOARD OF DIRECTORS

INTERPACE DIAGNOSTICS GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

JUNE 12, 2018

The undersigned stockholder of Interpace Diagnostics Group, Inc. (the "Company") hereby appoints Jack E. Stover and James Early, and each of them acting singly, each with full power of substitution, the attorneys and proxies of the undersigned and authorizes them to represent and vote on behalf of the undersigned, as designated, all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company scheduled to be held on June 12, 2018, and at any postponements or adjournments of such meeting for the purposes identified on the reverse side of this proxy, and **with discretionary authority as to any other matters that may properly come before the Annual Meeting of Stockholders of the Company and at any postponements or adjournments of such meeting, in accordance with and as described in the Notice of Annual Meeting of Stockholders and the Proxy Statement. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction being given, this proxy will be voted FOR the Company's nominee in proposal 1 and FOR proposal 2.**

(IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE)

1.1

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